UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2016

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 Bell Street, Dubuque, Iowa		52001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

_____________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws

On December 5, 2016, the Company’s shareholders approved changes to the Company’s Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation are attached as Exhibit 3.1.

The Company’s Board of Directors approved changes to the Company’s Amended and Restated Bylaws. The Amended and Restated Bylaws are attached as Exhibit 3.2.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. was held on December 5, 2016. The proposals were as follows:

1.	To elect three (3) Class III Directors to serve until the year 2019 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.
2.	Advisory vote to approve executive compensation.
3.	To consider a proposal to amend Article IV of the Amended and Restated Articles of Incorporation regarding authorized capital.

The results of the voting on the foregoing proposals were as follows:

Proposal		For	Withheld	Against	Abstain	Broker Non-Votes
I.	Election of Directors
	Nominee
	Jeffrey T. Bertsch	6,112,231	133,108
	Michael J. Edwards	6,025,707	219,632
	Nancy E. Uridil	6,077,660	167,679
II.	Advisory vote to approve executive compensation	5,909,942		228,758	106,647
III.	Amend Article IV of the Articles of Incorporation	6,213,331		20,626	11,382

Item 9.01    Financial Statements and Exhibits.

Exhibit 3.1 – Amended and Restated Articles of Incorporation adopted December 5, 2016.

Exhibit 3.2 – Amended and Restated Bylaws adopted December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	December 7, 2016	By:	/s/ Timothy E. Hall
Timothy E. Hall
Vice President-Finance, CFO,
Treasurer and Secretary
Principal Financial and Accounting Officer